UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2025
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 30, 2025, DexCom, Inc. (“Dexcom” or the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2025, the management changes described below, and certain other information. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in this Item 2.02, including Exhibit 99.1 hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of Dexcom under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 25, 2025, Kevin R. Sayer notified the Board of Directors (the “Board”) of the Company of his intent to retire from his role as Chief Executive Officer effective January 1, 2026. In connection with his retirement, on July 25, 2025, the Board appointed Mr. Sayer as Executive Chairman of the Board, effective January 1, 2026, to provide ongoing leadership and strategic guidance to the Company.
In conjunction with Mr. Sayer’s retirement, on July 25, 2025, the Board appointed Jacob S. Leach, age 47, as the President and Chief Executive Officer of the Company, effective as of January 1, 2026. Mr. Leach previously served as the President and Chief Operating Officer of the Company. As a result of the above changes, effective on January 1, 2026, Mr. Leach will be the Company’s sole principal executive officer and principal operating officer.
On July 25, 2025, the Board also increased the size of the Board to ten directors effective January 1, 2026, and appointed Mr. Leach as a director effective January 1, 2026, provided he continues service with the Company. Mr. Leach will hold office for a term expiring at the 2026 annual meeting of Dexcom’s stockholders and has not been appointed to any committees of the Board at this time. Information regarding Mr. Leach’s and Mr. Sayer’s biographical, family relationship, and related party transactions is set forth in the Company’s definitive proxy statement filed on March 27, 2025, and such information is incorporated herein by reference.
As of the date of filing of this Current Report on Form 8-K, the Company has not entered into any material plan, contract or arrangement or made any amendment thereto or made any grant or award, in each case in connection with Mr. Leach’s appointment as President and Chief Executive Officer or Mr. Sayer’s appointment as Executive Chair. Mr. Leach’s and Mr. Sayer’s previously reported compensatory arrangements, grants and awards remain in effect. To the extent any such arrangements are amended, or any new material plan, contract or arrangement or amendment is entered into in connection with such appointments, including any new grant or award, the Company will file an amendment to this Current Report on Form 8-K within four business days after the Company enters into any such plan, contract, arrangement, amendment, grant or award to include the information required by Item 5.02(c)(3) of Form 8-K.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

99.1	Press release dated July 30, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

By:	/s/ JEREME M. SYLVAIN Jereme M. Sylvain Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	July 30, 2025